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                                                                EXHIBIT  1
                                                                     -----



                            LUTHERAN BROTHERHOOD VARIABLE
                            INSURANCE PRODUCTS COMPANY

                          CERTIFICATE OF RESOLUTION
                          -------------------------


         I, James M. Odland, being the duly elected Assistant Secretary of LUTHERAN BROTHERHOOD VARIABLE INSURANCE PRODUCTS COMPANY, An insurance company organized and existing under and by virtue of the laws of the State of Minnesota (hereinafter called "the Company") having its principal office at 625 Fourth Avenue South, Minneapolis, do hereby certify that the following is a true and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Company duly called and held on May 1, 1987, at which a quorum was present and voting; that said resolutions are still in full force and effect and have not been rescinded; and that said resolutions are not in conflict with the Articles of Incorporation or the Bylaws of the Company:

         IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of the Company this 24th day of April, 1998.


Corporate Seal Attached


                                          /s/ James M. Odland    /initials/
                                          ----------------------------------
                                          Assistant Secretary


Signed and subscribed to before me
this 24th day of April, 1998.


/s/ Kaye L. Penfield
--------------------------------
Notary Public


/Notary Seal/
       KAYE L. PENFIELD
   NOTARY PUBLIC - MINNESOTA
        HENNEPIN COUNTY
My Commission Expires Jan. 31, 2000




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                           LUTHERAN BROTHERHOOD VARIABLE
                            INSURANCE PRODUCTS COMPANY


                                RESOLUTION
                                ----------


         WHEREAS, this Company desires to develop, sell and administer flexible premium deferred variable annuity contracts, and

         WHEREAS, the Company desires to establish such separate accounts as may be necessary and appropriate for the Company's planned flexible premium deferred variable annuity contracts and to authorize management of the Company to proceed with the development of this product and obtain the necessary state and federal approvals for the issuance of such product.

         NOW THEREFORE BE IT RESOLVED, that pursuant to Minnesota Statutes, Sections 61A.13 to 61A.22, the Company hereby establishes a separate account under the name "LBVIP Variable Annuity Account I" (the "Account"), for assets to be held and applied exclusively for the benefit of the holders of flexible premium deferred variable annuity contracts issued by the Company and designated by the Company as contracts under which the dollar amount of annuity payments, death benefits may and the accumulated value thereof shall vary so as to reflect the investment results of the Account, and the assets held in the Account shall not be chargeable with liabilities arising out of any other business the Company may conduct but shall be held and applied exclusively for the benefit of the holders of such contracts.

         RESOLVED, that the Account be registered as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and that application be made for exemptions from such provisions of the 1940 Act as the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, Secretary or the Treasurer of the Company may deem necessary or advisable.

         RESOLVED, that the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Company is hereby authorized, for and on behalf of the Company and with respect to the Account, to execute and file with the Securities and Exchange Commission a notification of registration and a registration statement on Form N-4 or other applicable form, for the registration of the Account under the 1940 Act and to execute and file notification of claim of exemptions, or application for exemptions, from provisions of the 1940 Act, all in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

         RESOLVED, that the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Company is hereby authorized, for and on behalf of the Company, to execute and file with the Securities and Exchange Commission a registration statement on Form N-4, or other applicable form, for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of flexible premium deferred variable annuity contracts to be issued by the Company in connection with the Account and other interests in the Account, in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

         RESOLVED, that David J. Larson is hereby designated as the person authorized to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements to be filed under the 1933 Act, with the powers conferred upon him as such person by the 1933 Act and the rules and regulations of such Commission issued thereunder.

         RESOLVED, that the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Company, and such other officers and employees of the Company as the President of the Company may designate, and each of them, are hereby authorized, for and on behalf of the Company, to execute such other and further instruments (including, without limitation, a distribution agreement with respect to sale of the contracts), and to take such other and further action, as they, or any of them, may deem necessary or advisable to carry out the purposes of the foregoing resolutions.



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